UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 2, 2008

HORACE MANN EDUCATORS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-10890 (Commission File Number)	37-0911756 (I.R.S. Employer Identification No.)

1 Horace Mann Plaza, Springfield, Illinois 62715-0001

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 217-789-2500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-looking Information

Statements included in the accompanying disclosure that state Horace Mann Educators Corporation’s (the “Company”) or its management’s intentions, hopes, beliefs, expectations or predictions of future events or the Company’s future financial performance are forward-looking statements and involve known and unknown risks, uncertainties and other factors. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements. Please refer to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2008 and the Company’s past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements.

Item 2.03:	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On October 2, 2008, the Company borrowed $75 million under its existing $125 million bank credit facility. The loan bears interest at 4.7% per annum through January 2, 2009 at which point the interest rate will be subject to change based on the then current London Interbank Offered Rate (“LIBOR”). The bank credit facility expires on December 19, 2011. The Amended and Restated Credit Agreement dated as of December 19, 2006 among Horace Mann Educators Corporation (“HMEC”), certain financial institutions named therein and Bank of America, N.A., as administrative agent, was previously filed with the Securities and Exchange Commission (“SEC”) as Exhibit 10.1 to HMEC’s Annual Report on Form 10-K for the year ended December 31, 2006, filed with the SEC on March 1, 2007.

In light of the current illiquidity in the credit markets, the Company elected to make this borrowing at the holding company at this time to provide flexibility for future capital needs, including potential capital contributions to the Company’s insurance subsidiaries.

Item 2.06:	Material Impairments

As a result of recent events related to the securities issuers identified below and based on preliminary September 30, 2008 pricing information, on October 2, 2008 the Company’s management determined that approximately $33 million pretax of investment losses and other-than-temporary impairments will be recognized in the third quarter of 2008 related to fixed maturity and preferred stock securities of Lehman Brothers Holdings, Inc., the Federal National Mortgage Association (“Fannie Mae”), the Federal Home Loan Mortgage Corporation (“Freddie Mac”) and American International Group. Evaluation of the Company’s investment portfolio will be completed as part of its routine quarterly financial statement process, which is expected to result in additional, but manageable, other-than-temporary impairment charges, primarily related to securities of banking, financing and insurance issuers. The Company does not anticipate that these impairment charges will result in any material future cash expenditures by the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORACE MANN EDUCATORS CORPORATION

By:	/s/ Bret A. Conklin
	Name:	Bret A. Conklin
	Title:	Senior Vice President & Controller (Principal Accounting Officer)

Date: October 8, 2008

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